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                                                                       EXHIBIT 2

                                MERGER AGREEMENT

         This Merger Agreement ("Agreement") is executed this the ____ day of _________________, 1994, by and among TRUSTMARK CORPORATION, a Mississippi corporation ("Trustmark"), TRUSTMARK NATIONAL BANK, a national banking association ("Trustmark Bank") (Trustmark and Trustmark Bank hereinafter sometimes collectively referred to as "Buyers") and FIRST NATIONAL FINANCIAL CORPORATION, a Mississippi corporation ("Company"), and FIRST NATIONAL BANK OF VICKSBURG, a national banking association ("FNB") (Company and FNB hereinafter sometimes collectively referred to as "Sellers").
         The parties desire to merge the Company with and into Trustmark, with Trustmark as the surviving corporation, and to consolidate FNB with Trustmark Bank, with Trustmark Bank as the surviving corporation.
         NOW, THEREFORE, for the considerations and mutual covenants and conditions contained in this Agreement, Buyers and Sellers do hereby agree as follows:
         1.      THE MERGERS.
                 Pursuant to this Agreement and the Plan and Agreement of Merger attached as Exhibit "A", Company shall be merged with and into Trustmark (the "Holding Company Merger"). As a result of the Holding Company Merger, the 1,386,023 issued and outstanding shares of common stock of the Company shall, subject to the adjustments provided for in Section 10.5 of this Agreement, be converted into 3,600,000 newly issued shares of the common stock of Trustmark and a cash payment from Buyers of $1,100,000 in cash (the "Cash Payment").
                 As a consequence of the Holding Company Merger, all assets of Company as they exist at the Effective Time of the Holding Company Merger (as described in Section 10), shall pass to and vest in Trustmark without any conveyance or other transfer, and
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Trustmark shall be responsible for all the liabilities of every kind and description of Company as of the Effective Time of the Holding Company Merger.
                 Immediately following the Holding Company Merger, FNB shall be consolidated with and into Trustmark Bank under the charter of Trustmark Bank (the "Bank Consolidation") (and, together with the Holding Company Merger the "Mergers") pursuant to the Plan and Agreement of Consolidation attached as Exhibit "B" hereto. As a result of the Bank Consolidation, each of the 585,814 issued and outstanding shares of the common stock of FNB shall be converted into a number of newly issued and outstanding shares of the common stock of Trustmark Bank to be determined by Trustmark Bank and delivered to Trustmark.
                 As a consequence of the Bank Consolidation, all assets of FNB, as they exist at the Effective Time of the Bank Consolidation (as described in Section 10), shall pass to and vest in Trustmark Bank without any conveyance or other transfer, and Trustmark Bank shall be responsible for all of the liabilities of every kind and description of FNB as of the Effective Time of the Bank Consolidation.
                 In connection with the Bank Consolidation, each of the 10,578 issued and outstanding shares of the common stock of Trustmark Bank which are not owned by Trustmark shall be converted into 13 shares of the common stock of Trustmark.

         2.      CAPITALIZATION OF BUYERS.
                 The authorized capital stock of Trustmark consists of 40,000,000 shares of common stock, no par value, of which 31,172,907 shares are presently issued and outstanding.
                 The authorized capital stock of Trustmark Bank consists of 2,483,596 shares of common stock, $5.00 par value, of which 2,483,596 shares are presently issued and outstanding.





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         3.      REPRESENTATIONS AND WARRANTIES OF SELLERS.
                 Sellers, jointly and severally, make the following representations and warranties, each of which is being relied upon by Buyers, which representations and warranties shall, individually and in the aggregate, be true in all material respects upon the date of this Agreement and on the Closing Date, (except that all representations and warranties made as of a specific date shall be true and correct as of such date).
                 3.1 Organization. Company is a Mississippi corporation, duly organized, validly existing and in good standing under the laws of the State of Mississippi and has all requisite corporate power and authority to carry on its business as now being conducted and to own and lease its properties. The business activities of the Company do not require it to be qualified to do business in any other state.
                          FNB is a national banking association, duly
organized, validly existing and in good standing under the laws of the United States and has all requisite corporate power and authority to carry on its business as now being conducted and to own and lease its properties.
                 3.2 Authority. This Agreement has been duly and validly approved by the Boards of Directors of Company and FNB. Upon approval by the shareholders of Company and FNB and upon obtaining the approval of all governmental and regulatory agencies or authorities whose approval is required (and such approvals are no longer subject to judicial or administrative review, and all waiting periods required by law have expired):
                          (a)     This Agreement will be a valid and binding
obligation of Sellers, enforceable in accordance with its terms, and
                          (b)     Consummation of the transactions contemplated
by this Agreement will not:  (1) result in a breach of or default





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under any material agreement to which either of the Sellers is a party,  (2)
conflict with or result in the breach of any law, rule or regulation, or any writ, injunction or decree of any court or governmental agency, or (3) conflict with, or result in the breach of, the charter or bylaws of Company or FNB.
                 3.3 Capitalization. The authorized capital stock of Company consists of 2,000,000 shares of common stock, $4.00 par value, of which 1,386,023 shares are issued and outstanding.
                          The authorized capital stock of FNB consists of
585,814 shares of common stock, $4.00 par value, of which 585,814 shares are issued and outstanding and all of which are owned by Company.
                          Each share of Company and FNB stock outstanding as of
the date hereof is duly authorized, validly issued, fully paid and non assessable and free of preemptive rights. Neither Company nor FNB has outstanding any other equity securities or any subscriptions, options, warrants, rights, calls or other commitments to issue any securities or to convert any presently outstanding equity securities into securities of a different kind or class. Except for Company's promissory note in the approximate principal balance of $1.260 million issued to Deville 1991 Limited Partnership, neither Company nor FNB have any other debt securities outstanding.
                 3.4 Financial Statements. Sellers have delivered to Buyers the audited financial statements of Company and its consolidated subsidiary for the years ended December 31, 1991, December 31, 1992 and December 31, 1993. As promptly as the same are available, Sellers shall deliver to Buyers copies of all quarterly and annual financial statements of Company and the quarterly call reports of FNB filed subsequent to the date hereof and prior to the Closing Date. The financial statements delivered pursuant to this Section 3.4 (subject to audit adjustments to any





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unaudited financial statements) do and will fairly present the financial conditions of Company and FNB, as the case may be, as of the dates thereof and have been or will be prepared in conformity with generally accepted accounting principles, consistently applied, for the periods involved. The call reports delivered pursuant to this Section 3.4 do and will fairly, as of the date thereof, present the financial information required to be shown therein. Management believes in its best judgement that the $2,363,749 reserve for loan losses reflected in the audited financial statements for the period ending December 31, 1993 adequately provides for the anticipated loan losses of FNB as of such date.
                 3.5      Absence of Undisclosed Liabilities.  Neither
Company nor FNB have any known liabilities of any nature whatsoever, whether absolute, accrued, contingent or otherwise, due or to become due, as principal or guarantor, not recorded or disclosed in the audited financial statements for the period ending December 31, 1993, or otherwise disclosed in this Agreement or the documents, statements, lists, and exhibits referred to herein and delivered pursuant to and prior to completion of the due diligence examination set forth in Section 5.10 which could have a material adverse effect on the financial condition, properties or prospects of Company and FNB, taken as a whole.
                 3.6      Compliance with Laws.   Except as set forth in the
exception letter delivered concurrently with the execution of this agreement to Trustmark, neither Company nor FNB has, in their best judgment, any uncorrected deficiencies noted in any examination report by federal or state regulatory authorities or is in violation of any material federal, state or local law, rule, ordinance or regulation.
                 3.7      Assets Employed.   Except for the minerals described
in Section 5.3 hereto, all of Company and FNB's significant





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tangible assets are reflected in the financial statements delivered pursuant to
Section 3.4 hereof, and such assets constitute all of the significant tangible assets used or employed in the business and operations of Company and FNB as currently conducted. Company and FNB have good marketable title to all of their significant tangible assets free of significant liens, encumbrances and claims, except as required by law for the deposit of public funds and to secure repos. Leases covering material tangible assets in which Company or FNB have a leasehold interest only are valid and enforceable in accordance with their terms and the Mergers will not result in a default thereunder.
                 3.8 Contracts and Commitments. As of the date of this Agreement, Sellers have supplied Buyers with copies of all contracts, leases, licenses and all pension or profit sharing agreements ("Plans") and other agreements to which Company or FNB is a party or is bound, such agreements being listed in Exhibit "C" hereto. There have been no material breaches or defaults under any of the provisions of any such contracts, leases, licenses or Plans that have not been cured, waived or released. No prohibited transaction (as defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code (the "Code"), accumulated funding deficiency (as defined in Section 412 of the Code) or reportable event (as defined in Section 4043 of ERISA) that is required to be reported to the Pension Benefit Guaranty Corporation has occurred with respect to any Plan. The present value of all benefits vested under all Plans does not exceed the value of the assets of such Plans allocable to such vested benefits.
                 3.9 Litigation. Except, or as disclosed in the reports referred to in Section 3.12 or as set forth in Exhibit D-1 ("Pending Litigation"), neither Company or FNB, nor to the knowledge of the Company or FNB any of their respective officers or directors is (i) a party to any action, suit, or proceeding or





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(ii) subject to any pending or threatened administrative, judicial or other action, suit, proceeding, inquiry or investigation, nor is there any basis known to the Company or FNB therefor in which in the case of either clause (i) or (ii) above an unfavorable decision, ruling or finding could have a material adverse effect on the financial condition or operations of Company and FNB taken as a whole or on the consummation of the transactions contemplated by this Agreement.
                 3.10     Brokers. Finders or Advisers.  Neither Company nor
FNB has employed or incurred any liability to any broker, finder or adviser in connection with the transactions contemplated by this Agreement.
                 3.11     Taxes.   Company and FNB have filed all federal,
state, county, municipal and other tax returns and all other material reports which are required to be filed in respect of all such taxes and, to the extent their liabilities for taxes have not been fully discharged, adequate reserves have been established in the financial statements therefor in accordance with generally accepted accounting principles. The federal income tax returns of Company and FNB have been audited by the Internal Revenue Service through the year ending December 31, 1988. Neither Company nor FNB is in default in the payment of any taxes due or payable or of any assessments of any kind, and neither has received any notice of assessment or proposed assessment of any tax.
                 3.12 Exchange Act Filings. Since January 1, 1991, Company has filed with or furnished to the Securities and Exchange Commission, as applicable, all annual and quarterly reports, all proxy statements and all annual reports to stockholders required by the Securities Exchange Act of 1934, as amended (the "Exchange Act") to be so filed or furnished. Such reports and proxy statements are true and correct in all material respects and do not omit to state a material fact required to be stated therein or





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necessary to make the statement contained therein, in light of the circumstances under which they were made, not misleading. The financial statements and schedules included in such reports and proxy statements, together with the notes thereto, represent fairly, in all material respects, the financial position of Company and its consolidated subsidiaries, as of their respective dates and the results of operations and changes in financial position for the periods indicated therein (subject to normal year-end adjustments in the case of the quarterly financial statements), in each case in conformity with generally accepted accounting principles, consistently applied (except as may be indicated in the notes thereto).
                 3.13 Insurance. True and correct copies of all insurance policies presently in force covering Company, FNB and their officers, directors, employees and property have been provided to Buyers, such policies being described in Exhibit "E" hereto.
                 3.14     Subsidiaries.   FNB is a subsidiary of Company.
First Finance Company, a Mississippi Corporation, which is inactive and has never transacted any business is a subsidiary of Company. Company owns a 70 percent limited partner interest in Deville 1991 Limited Partnership, a Mississippi limited partnership. Company has no other subsidiaries. FNB owns a 30 percent limited partner interest in Deville 1991 Limited Partnership, a Mississippi limited partnership. FNB has no other subsidiaries.
                 3.15 Other Regulatory Filings. Sellers have delivered to Buyers true and correct copies of all reports filed by Company or FNB with the Board of Governors of the Federal Reserve System, the Comptroller of the Currency and all other state and federal financial regulatory agencies since January 1, 1991, such reports being described in Exhibit "F" hereto. Each of such reports is true and correct in all material respects.





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                 3.16     Full Disclosure.  This Agreement and all information
provided to Buyers in writing pursuant to this Agreement do not contain any untrue statements of material fact and Sellers have not omitted to disclose to Buyer any material fact known to Sellers concerning the financial condition, properties or prospects of Company or FNB.
                 3.17 Disclosure Documents. With respect to information supplied or to be supplied by Sellers for inclusion in the proxy statement relating to the meeting of Company's stockholders for the approval of the Holding Company Merger (the "Proxy Statement") and the registration statement on Form S-4 (or other appropriate registration form) to be filed with the Securities and Exchange Commission by Trustmark for the registration of the shares of Trustmark common stock to be offered and sold in the Holding Company Merger (the "Registration Statement"), (i) the Proxy Statement, at the time of the mailing thereof to stockholders of Company and at the time of the meeting of Company's stockholders will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and (ii) the Registration Statement, at the time it becomes effective under the Securities Act, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         4.      REPRESENTATIONS AND WARRANTIES OF BUYERS.
                 In order to induce Sellers to enter into this Agreement and to consummate the transactions contemplated herein, Buyers jointly and severally, make the following representations and warranties to Sellers, each of which is being relied on by Sellers,





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which representations and warranties shall, individually and in the aggregate, be true in all material respects upon the date of this Agreement and on the Closing Date, (except that all representations and warranties made as of a specific date shall be true and correct as of such date).
                 4.1 Organization. Power and Authorization. Trustmark is a Mississippi corporation, duly organized, validly existing and in good standing under the laws of the state of Mississippi and has all requisite corporate power and authority to carry on its business as it is now being conducted and to own and lease its properties. The business activities of Trustmark do not require it to be qualified to do business in any other state. The execution and performance of this Agreement and the Holding Company Merger and Bank Consolidation have been duly authorized by the Board of Directors of Trustmark and upon obtaining the approval of all governmental and regulatory agencies or authorities whose approval is required as identified in Section
4.11 (and such approvals are no longer subject to judicial or administrative review, and all waiting periods required by law have expired), this Agreement will be a valid, binding obligation of Trustmark, enforceable in accordance with its terms.
                          Trustmark Bank is a national banking association duly
organized, validly existing and in good standing under the laws of the United States and has all requisite corporate power and authority to carry on its business as it is now being conducted and to own and lease its properties. The business activities of Trustmark Bank do not require it to be qualified to do business in any other state. The execution and performance of this Agreement and the Bank Consolidation have been duly authorized by the Board of Directors of Trustmark Bank and upon obtaining the approval of all governmental and regulatory agencies or authorities whose approval is required as identified in
Section 4.11 (and such





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approvals are no longer subject to judicial or administrative review, and all waiting periods required by law have expired), this Agreement will be a valid, binding obligation of Trustmark Bank, enforceable in accordance with its terms.
                 4.2      Absence of Conflict.  The execution and delivery of
this agreement and the performance and compliance with the terms hereof by Buyers will not: (1) conflict with, or result in the breach of, the charter or bylaws of any of the Buyers, (2) result in a breach of or default under any agreement which any of the Buyers is presently a party, or (3) conflict with or result in a violation or breach of any law, rule or regulation, or any writ, injunction or decree of any court or governmental agency.
                 4.3      Capitalization.  The capitalization of Buyers is as
set out in Section 2 hereof.   Each share of Trustmark and Trustmark Bank stock
outstanding as of the date hereof is duly authorized, validly issued, fully paid and non assessable and free of preemptive rights. Neither Trustmark nor Trustmark Bank presently has outstanding any other securities or any options, warrants, rights, calls or other commitments to issue any securities or to convert any presently outstanding securities into securities of a different
kind or class.   Sellers and Buyers understand and agree that Trustmark Bank intends to authorize and issue additional shares of its common stock to Trustmark as a result of the transactions contemplated by this Agreement, and Trustmark may issue additional shares of its common stock or other securities at any time for the purpose of making acquisitions or for other business purposes of Trustmark. Provided, Trustmark agrees that it will not issue any additional shares of its common stock without first notifying Sellers of the business purpose and providing Sellers with all appropriate disclosures required by law.
                 4.4      Financial Statements.  Buyers have delivered to
Sellers the audited financial statements of Trustmark and its





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consolidated subsidiaries for the years ended December 31, 1991, December 31,
1992 and December 31, 1993, and the unaudited financial statements for the quarter ended March 31, 1994. As promptly as same are available, Buyers shall deliver to Sellers a copy of any subsequent quarterly and annual financial statements of Trustmark and consolidated subsidiaries issued, and quarterly call reports of Trustmark Bank filed with the appropriate bank regulatory agencies. The financial statements delivered pursuant to this
Section 4.4 (subject to audit adjustments to any unaudited financial statements) do and will fairly present the financial condition of Trustmark and consolidated subsidiaries and have been or will be prepared in conformity with generally accepted accounting principles, consistently applied, for the periods involved. The call reports delivered pursuant to this Section 4.4 are and will be complete and correct in all material respects and fairly present or will present the financial information required to be shown therein.
                 4.5 Absence of Undisclosed Liabilities. Neither Trustmark nor Trustmark Bank has any known liabilities or obligations of any nature whatsoever, whether absolute, accrued, contingent or otherwise, due or to become due, as principal or guarantor, not recorded or disclosed in the unaudited financial statements for the period ending March 31, 1994, or otherwise disclosed in this Agreement or the documents, statements, lists and schedules referred to herein and delivered on the date hereof which could have a material adverse effect on the financial condition, properties or prospects of Trustmark or Trustmark Bank.
                 4.6 Assets Employed. All of Trustmark and Trustmark Bank's significant tangible assets are reflected in the financial statements delivered pursuant to Section 4.4 thereof in accordance with generally accepted accounting principles, and such assets constitute all of the significant tangible assets necessary to or





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used or employed in the business and operations of Trustmark and Trustmark Bank
as currently conducted.   Trustmark and Trustmark Bank have good, marketable
title to all of their significant tangible assets free of all significant liens, encumbrances and claims, except as required by law for deposit of public funds. Leases covering material tangible assets in which Trustmark or Trustmark Bank have a leasehold interest only are valid and enforceable in accordance with their terms and the Mergers will not result in a default thereunder.
                 4.7 Taxes. The amounts provided for taxes on the audited financial statements for the period ending December 31, 1993, are sufficient in all material respects for the payment of all accrued and unpaid federal, state, county and municipal taxes and all levies, licenses, franchise and registration fees, charges or withholdings of any nature whatsoever of Trustmark and Trustmark Bank for the period ending on the date of such financial statements and for all prior periods. Trustmark and Trustmark Bank have filed all material federal, state, county, municipal and other tax returns and all other material reports which are required to be filed in respect of all such taxes and, to the extent that their liabilities for taxes have not been fully discharged, full and adequate reserves have been established in the financial statement therefor. Neither Trustmark nor Trustmark Bank is in default in the payment of any taxes due or payable or of any assessments of any kind, and neither has received any notice of material assessment or proposed material assessment of any tax.
                 4.8 Exchange Act Filings. Trustmark has filed with or furnished to the Securities and Exchange Commission, as applicable, all annual, quarterly and other reports, all proxy statements and all annual reports to stockholders required by the Exchange Act to be so filed or furnished. Such reports and proxy statements are true and correct in all material respects and do not omit to state





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a material fact required to be stated therein or necessary to make the statement contained therein, in light of the circumstances under which they were made, not misleading. The financial statements and schedules included in such reports and proxy statements, together with the notes thereto, represent fairly, in all material respects, the financial position of Trustmark and its consolidated subsidiaries, as of their respective dates and the results of operations and changes in financial position for the periods indicated therein, in each case in conformity with generally accepted accounting principles, consistently applied.
                 4.9 Full Disclosure. To the best of Buyers' knowledge, this Agreement, including all information provided to Sellers pursuant to this Agreement, does not contain any untrue statement of material fact and Buyers have not omitted to disclose to Sellers any material fact concerning the financial condition, properties or prospects of Trustmark or Trustmark Bank.
                 4.10 Brokers, Finders or Advisers. None of the Buyers has employed, or incurred any liability to, any broker, finder or adviser in connection with the transactions contemplated by this Agreement.
                 4.11     Governmental and Judicial Consents and Approvals.
The execution, delivery and performance by Buyers of this Agreement, and the consummation of the transactions contemplated by this Agreement, require no action by or in respect of, or filing with, any governmental or judicial body, agency, official or authority other than:
                 (a) the filing of Articles of Merger in accordance with Mississippi Law;
                 (b) compliance with the applicable requirements, if any, of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;





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                 (c)      compliance with the applicable requirements of the
Exchange Act and the rules and regulations promulgated thereunder;
                 (d) compliance with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder;
                 (e) compliance with applicable foreign or state securities or "blue sky" laws;
                 (f) compliance with the applicable requirements of the Bank Holding Company Act of 1956 and the National Bank Act, both as amended; and
                 (g) such other filings or registrations with, or authorizations, consents or approvals of, governmental bodies, agencies, officials or authorities, the failure of which to make or obtain would not materially and adversely affect the ability of Buyers to consummate the Merger.
                 4.12 Litigation. Except as disclosed in the reports referred to in Section 4.8 or as set forth in Exhibit D-2, none of Buyers is a party to any action, suit or proceeding, or is subject to any pending or threatened administrative, judicial or other action, suit, proceeding, inquiry or investigation, in which an unfavorable decision, ruling or finding could have a material adverse effect on the financial condition or operations of Trustmark and its consolidated subsidiaries taken as a whole or on the consummation of the transactions contemplated by this Agreement, and to the knowledge of Buyers there is no basis for any such action, suit, proceeding, inquiry or investigation.
                 4.13 Disclosure Documents. With respect to information supplied or to be supplied by Buyers for inclusion in the proxy statement relating to the meeting of Company's stockholders for the approval of the Holding Company Merger (the "Proxy Statement") and the registration statement on Form S-4 (or other appropriate registration form) to be filed with the Securities and Exchange





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
Commission by Trustmark for the registration of the shares of Trustmark common stock to be offered and sold in the Holding Company Merger (the "Registration Statement"), (i) the Proxy Statement, at the time of the mailing thereof to stockholders of Company and at the time of the meeting of Company's stockholders to be held in connection with the Holding Company Merger, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and (ii) the Registration Statement, at the time it becomes effective under the Securities Act, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Registration Statement will comply as to form in all material respects with the provisions of the Securities Act and Exchange Act, respectively, and the rules and regulations thereunder.
                 4.14     Absence of Certain Changes.   Since December 31,
1993, Trustmark and its subsidiaries have in all material respects conducted their businesses in the ordinary course and there has not been:
                 (a) any material adverse change with respect to the business, financial condition or prospects of Trustmark and its subsidiaries;
                 (b) except for regular dividends declared in the ordinary course of business, any declaration, setting aside or payments of any dividend or other distribution in respect of any shares of capital stock or Trustmark, or any repurchase, redemption or other acquisition by Trustmark of any outstanding shares of capital stock;
                 (c) any amendment of any material term of any outstanding Trustmark capital stock;





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                 (d)      any material damage, destruction or other casualty
loss (whether or not covered by insurance) affecting the business or assets of Trustmark or any of its subsidiaries; or
                 (e) any material change in any method of accounting or accounting practice by Trustmark or any of its subsidiaries, except for any such change that is required by reason of a concurrent change in generally accepted accounting principles.

         5.   SPECIAL AGREEMENTS.
                 5.1      Dividends.   Notwithstanding any provision of this
Agreement to the contrary, Company is permitted to declare and pay regular cash dividends in an amount not to exceed twenty cents ($.20) per share for each calendar quarter ending prior to the Closing Date.
                 5.2 Employment. Trustmark Bank intends to continue the employment of the employees of FNB after the Closing Date. However, as employees of Trustmark Bank, such persons are subject to salary review, reassignment and termination in the same manner as other employees of Trustmark Bank.
                 5.3      (Omitted intentionally.)

                 5.4 Confidentiality. Buyers and Sellers represent and agree that any confidential information received concerning the other in connection with the transactions contemplated by this Agreement shall be maintained as confidential, and in the event the Closing does not occur, Buyers and Sellers agree, to return upon request, all materials concerning the other to the party from which obtained.
                 5.5      Payment of Expenses.  Except as provided in Section
5.10 and Section 10.7, each party shall bear their own expenses incurred in connection with the negotiation and consummation of the transactions contemplated by this Agreement.





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                 5.6      Covenant Not to Compete.  The Directors of Company
and FNB each agree that for a period of two years from the Closing Date, they will not become directly, indirectly or beneficially an employee, five percent or more stockholder or director of any bank, savings bank, savings association, trust company, financial institution or other similar business enterprise which competes with Trustmark Bank (as successor to FNB) within Warren County, Mississippi. The Directors of Company and FNB further agree not to initiate any action to induce any employee of Trustmark Bank (as successor to FNB) to leave Trustmark Bank's employment or directly or indirectly assist any other person or entity in requesting or inducing any such other employee of Trustmark Bank to leave such employment for a period of two years from the Closing Date.
                 5.7      Employee Benefit Plans.   Following the Closing Date,
the employees of FNB will be entitled to the same employee benefits as are presently being provided to employees of Trustmark Bank.
                 5.8 Recommendation of Directors: Voting of Shares. The Board of Directors of Company hereby agrees to recommend that the shareholders of Company approve the Holding Company Merger. Each of the Directors of the Company agree to vote his Company shares in favor of the Holding Company Merger.
                 5.9 Public Announcements. The parties will consult with each other as to the timing, form, and content of all public announcements regarding any aspect of this Agreement or the Mergers, provided that no party hereto shall be prohibited from making any press release or other public statement which its legal counsel deems necessary.
                 5.10 Due Diligence. Buyers shall promptly conduct their due diligence examination of the books, records, assets, and liabilities of Sellers, which shall be completed no later than June 15, 1994. If such inquiry or examination should reveal any previously unknown financial information which Buyers in their sole discretion deem to be adverse, then Buyers may promptly so notify Sellers of such finding and may exercise their right of termination set forth in Section 11(d) of this Agreement. In the event Buyers exercise their right of termination under and in accordance with this Section 5.10, Buyers shall reimburse and pay to Sellers all of Sellers reasonable expenses including but not limited to attorney's fees which Sellers shall have incurred under this Agreement and in pursuance of the transactions covered by this Agreement.
                 5.11     Credit Extensions.    Sellers agree to notify and
consult with Buyers before making, advancing, extending or renewing any significant loans or credits before the Closing Date.
                 5.12     Indemnification.   Buyers agree to indemnify, defend
and hold harmless Sellers for all losses, costs, claims, damages and expenses, including but not limited to attorney's fees, arising out of any claim or cause of action asserted by a minority shareholder of Trustmark Bank in connection with the Bank Consolidation.

         6.   COVENANTS OF SELLERS PENDING CLOSING.
                 6.1 Shareholder's Meeting. As promptly as practical after the effective date of the Registration Statement for the Trustmark shares to be issued in connection with the Holding Company Merger, the Company shall cause to be convened a special meeting of its shareholders for the purpose of approving the Holding Company Merger. Such meeting shall be properly called and held in accordance with applicable law and the articles of incorporation and bylaws of the Company.
                          As promptly as practical after the execution of this
Agreement, Sellers shall cause to be called and held a meeting of the shareholder of FNB for the purpose of approving the Bank

Consolidation. Such meeting shall be properly called and held in accordance with the requirements of law and the charter of association and bylaws of FNB.
                 6.2 Documents of Title. Sellers agree to allow Buyers to examine all documents relating to any real or personal property owned by Sellers.
                 6.3 Access to Properties and Records. Sellers will provide Buyers and their authorized representatives full access during normal business hours and under reasonable circumstances to any and all of their premises, properties, contracts, commitments, books, records and other information and will cause their officers to furnish any and all financial, technical and operating data and other information pertaining to their businesses as Buyers shall from time to time reasonably request.
                 6.4      Solicitation of Further Offers.   From the date
hereof until the termination of this Agreement, Sellers and their Boards of Directors will not, directly or indirectly, take any action to solicit, initiate or encourage the making of any Acquisition Proposal (as hereinafter defined); nor will they enter into any negotiations concerning, furnish any nonpublic information relating to Sellers in connection with, or agree to any acquisition proposal. The term "Acquisition Proposal" as used herein means any offer or proposal for, or any indication of interest in, a merger or other business combination involving Sellers, or either of them, or the acquisition of a majority of the outstanding shares of Company's or FNB's common stock or a majority of the assets of Sellers, or either of them, other than the transactions contemplated by this Agreement.
                 6.5      Other Affirmative Covenants.   Sellers covenant with
Buyers that at all times prior to the Closing Date, Sellers will and will cause FNB and Company to:

                          (a)     Operate their businesses in substantially the
manner in which such businesses are now being operated and use their best efforts to maintain the goodwill of the depositors, customers and suppliers of Company and FNB;
                          (b)     Use  their best efforts to retain the
services of the officers and employees of Company and FNB; provided, however, that Sellers shall have the right to terminate the employment of any officer or employee of either of them in accordance with established procedures;
                          (c)     Maintain their properties in good repair and
working order, reasonable wear and tear excepted;
                          (d)     Duly and timely file all reports, tax returns
and other documents required to be filed with federal, state and local tax and regulatory authorities;
                          (e)     Unless contesting same in good faith by
appropriate proceedings and having established reasonable reserves therefor, pay, when required to be paid, all taxes indicated by tax returns as filed or otherwise levied or assessed upon them or any of their properties and to withhold or collect and pay to the proper governmental authorities or hold in separate bank accounts for such payments all taxes and other assessments either of them is required by law to withhold or collect;
                          (f)     Notify Buyers of any unusual or material
problems or developments with respect to the business of Company or FNB; and
                          (g)     Use their best efforts to bring about the
transactions contemplated by this Agreement.
                 6.6      Negative Covenants of Sellers.   From the date hereof
until the Closing Date, without the prior written consent of Trustmark, neither Company nor FNB will:
                          (a)     Incur any material obligation except in the
ordinary course of business;

                          (b)     Increase the compensation of any director,
and, except for normal increases as a result of regular salary reviews for officers and employees that will be conducted in January of 1995 if the Mergers have not been consummated by such date, increase the compensation of any officer or employee or enter into or amend any contract of employment or enter into or amend any insurance, profit-sharing, pension, severance pay, bonus, incentive, deferred compensation or retirement plan or arrangement provided, Company and FNB shall be permitted to grant reasonable and customary raises to its non-officer employees in connection with annual employee reviews and evaluations and in connection with promotions of existing employees;
                          (c)     Amend its articles of incorporation; or
                          (d)     Sell, assign or transfer any of its assets
other than in the ordinary course of business, except for the Mineral Transfer;
                          (e)     Mortgage, pledge or subject to any lien,
charge or encumbrance any of its assets, except in the ordinary course of business;
                          (f)     Intentionally waive any material right,
contractual or otherwise, or cancel or release any material debts or claims whether or not in the ordinary course of business;
                          (g)     Intentionally suffer any material uninsured
damage, destruction or loss to its tangible properties;
                          (h)     Declare or pay any dividend or make any other
distribution with respect to its stock, except as otherwise permitted by
Section 5.1;
                          (i)     Make, extend or renew any loan or other
extension of credit to any of its officers, directors, or employees other than loans made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and that do not involve more than normal risk of collectability or present other unfavorable features;
                          (j)     Issue or sell any of its capital stock, or
any of its debt securities, authorize a stock split or dividend, or otherwise affect its capital structure;
                          (k)     Fail to comply with any representation,
warranty or covenant contained herein; or
                          (l)     Enter into any agreement to do any of the
foregoing matters.

         7.      COVENANTS OF BUYERS PENDING CLOSING.
                 7.1 Corporate Action. As promptly as practical after the execution of this Agreement, Buyers shall cause the Holding Company Merger and the Bank Consolidation to be approved by the directors of Trustmark and the directors and shareholders of Trustmark Bank.
                 7.2 Other Affirmative Covenants. Buyers covenant with Sellers that at all times prior to the Closing Date, Buyers will and will cause Trustmark and Trustmark Bank to:
                          (a)     Operate their businesses in substantially the
manner in which such businesses are now being operated and use their best efforts to maintain the goodwill of the depositors, customers and suppliers of Trustmark and Trustmark Bank;
                          (b)     Use  their best  efforts  to  retain  the
services of the officers and employees of Trustmark and Trustmark Bank; provided, however, that Buyers shall have the right to terminate the employment of any officer or employee of either of them in accordance with established procedures;
                          (c)     Maintain their properties in good repair and
working order, reasonable wear and tear excepted;

                          (d)     Duly and timely file all reports, tax returns
and other documents required to be filed with federal, state and local tax and regulatory authorities;
                          (e)     Unless contesting same in good faith by
appropriate proceedings and having established reasonable reserves therefor, pay, when required to be paid, all taxes indicated by tax returns as filed or otherwise levied or assessed upon them or any of their properties and to withhold or collect and pay to the proper governmental authorities or hold in separate bank accounts for such payments all taxes and other assessments either of them is required by law to withhold or collect;
                          (f)     Use their best efforts to bring about the
transactions contemplated by this Agreement; and
                          (g)     Notify Sellers of any unusual or material
problems or developments with respect to the business of either Trustmark or Trustmark Bank.

         8.   CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE.
                 Buyers obligations to consummate the transactions contemplated by this Agreement are subject to each of the following conditions precedent, any of which may be waived by Buyers in writing.
                 8.1 Warranties and Representations at Closing. All warranties and representations contained in this Agreement by or concerning Sellers shall be true and correct on the Closing Date in all material respects.
                 8.2      Governmental Authority Approval.     The consummation
of the Holding Company Merger and the Bank Consolidation shall have been approved by all governmental and regulatory agencies or authorities whose approval is required, such approvals shall be in full force and effect and no longer subject to judicial or administrative review and all waiting periods required by law shall have expired.
                 8.3 Corporate Approval. The Holding Company Merger and the Bank Consolidation shall have been authorized by the Boards of Directors and shareholders of Company and FNB, respectively, in accordance with the provisions of applicable law and the articles and bylaws of Company and FNB, and Sellers shall have furnished Buyers with certified copies of resolutions duly adopted by the Boards of Directors and shareholders, respectively, of Company and FNB approving this Agreement and authorizing the Holding Company Merger and the Bank Consolidation.
                 8.4 Compliance with Undertakings. Each of the acts, covenants, agreements and undertakings of Sellers to be performed or caused to be complied with on or before the Closing Date pursuant to the terms hereof shall have been duly performed and caused to be complied with in all material respects.
                 8.5 No Material Adverse Change. There shall have been no material adverse change in the financial condition, tangible properties or prospects of Company or FNB since the completion of due diligence under Section 5.10, other than as a result of the transactions contemplated hereby.
                 8.6 Pooling of Interests. Buyers shall have received the written opinion of Arthur Andersen and Company to the effect that the transactions contemplated by this Agreement qualify for pooling of interests accounting treatment in accordance with Accounting Principals Board Opinion No. 16 and the accounting staff of the SEC shall not have asserted or threatened to assert a determination to the contrary.
                 8.7      Federal Income Taxation.   Buyers shall have received
a favorable revenue ruling or otherwise be satisfied that the Mergers will qualify as tax-free reorganizations pursuant to Section 368 of the Code.

                 8.8      Opinion of Counsel.   Sellers shall cause to be
delivered to Trustmark Bank the legal opinion of Wheeless, Beanland, Shappley and Bailess to the effect that:
                          (a)     FNB is duly organized, validly existing and
in good standing as a national banking association under the laws of the United
States.   The 585,814 issued and outstanding shares of its common stock are
duly authorized, issued and fully paid.   Such stock represents all of the
issued and outstanding securities of FNB.
                          (b)     Company is a duly organized, validly existing
corporation in good standing under the laws of the State of Mississippi. The 1,386,023 issued and outstanding shares of Company's common stock are duly authorized, issued and fully paid. Such stock represents all of the issued and outstanding equity securities of Company.
                          (c)     This Agreement is valid, binding and
enforceable against Sellers in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally.
                          (d)     The Holding Company Merger and the Bank
Consolidation have been duly authorized by all requisite corporate and shareholder action of Company and FNB.
                          (e)     To the best of such counsel's knowledge,
following diligent inquiry, but without independent verification of facts presented or represented by FNB and/or Company to such counsel and with the ability to rely upon certificates of officers and other legal opinions, Sellers have not made any material misrepresentation, breached any material warranty or breached any material covenant or condition in this Agreement or in any document, statement, list or schedule referred to herein.

                 8.9      Special Financial Covenants.   On the Closing Date,
the reserve for loan losses then maintained by FNB shall adequately provide for the anticipated loan losses of FNB as of such date in accordance with accepted
audit, bank examination and bank regulatory standards.   Further, the tangible
assets of Company, excluding FNB, shall have a fair market value equal to or greater than its liabilities.
                 8.10 Closing Certificate. At the Closing, the Chairman of the Board and Chief Executive Officer of Company and FNB shall execute and deliver a closing certificate to the effect that all representations and warranties by or concerning Company and FNB are true and correct in all material respects as of the Closing Date and that all other conditions precedent to Buyers' obligation to Close have been performed and complied with in all material respects.

         9.      CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE.
                 Sellers obligations to consummate the transactions contemplated by this Agreement are subject to each of the following conditions precedent, any of which may be waived by Sellers in writing.
                 9.1 Warranties and Representations at Closing. All warranties and representations contained in this Agreement by or concerning Buyers shall be materially true and correct on the Closing Date; provided, subject to Section 4.3 hereof, nothing in this Agreement shall prohibit or impair the ability of Trustmark and Trustmark Bank to make further acquisitions using cash or through the issuance of additional securities or to issue additional securities for other business purposes.
                  9.2     Governmental Authority Approval.   The consummation
of the Holding Company Merger and the Bank Consolidation shall have been approved by all governmental and regulatory agencies or authorities whose approval is required, such approvals shall be in full force and effect and no longer subject to judicial or administrative review and all waiting periods required by law shall have expired.
                 9.3 Corporate Approval. The Holding Company Merger and the Bank Consolidation shall have been authorized by the Board of Directors of Trustmark and the Board of Directors and shareholders of Trustmark Bank in accordance with the provisions of applicable law and the charters and bylaws of Trustmark and Trustmark Bank.
                 9.4      Federal  Income  Taxation.    Sellers shall have
received a favorable revenue ruling or otherwise be satisfied that the Holding Company Merger will qualify as a tax-free reorganization pursuant to section 368 of the Code.
                 9.5 Compliance with Undertakings. Each of the acts, covenants, agreements and undertakings of Buyers to be performed or caused to be complied with on or before the Closing Date pursuant to the terms hereof shall have been duly performed and caused to be complied with in all material respects.
                 9.6 No Material Adverse Change. There shall have been no material adverse change in the condition, financial or otherwise, of Trustmark or Trustmark Bank since December 31, 1993, other than as a result of the transactions contemplated hereby.
                 9.7      Opinion of Counsel.   Buyers shall cause to be
delivered to Sellers the legal opinion of Brunini, Grantham, Grower & Hewes to the effect that:
                          (a)     Trustmark Bank is duly organized, validly
existing and in good standing as a national banking association.
                          (b)     Trustmark is a duly organized, validly
existing corporation in good standing under the laws of the State of
Mississippi.   The outstanding shares of Trustmark's common stock  are, and the shares of Trustmark common stock to be issued as a result of the Holding Company Merger , upon execution and delivery,  will be, in each case duly authorized,  validly issued,  fully paid,
and nonassessable.   The shares of Trustmark common stock are validly
registered under the Securities Act of 1933.
                          (c)     This  Agreement  is  valid,  binding  and
enforceable against Buyers in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally.
                          (d)     The Holding Company Merger and the Bank
Consolidation have been duly authorized by all requisite corporate and shareholder action of Trustmark and Trustmark Bank.
                          (e)     To the best of such counsel's knowledge,
following diligent inquiry, but without independent verification of facts certified by appropriate officials of Trustmark and/or Trustmark Bank and relied upon by such counsel, Buyers have not made any material misrepresentation, materially breached any warranty or materially breached any covenant or condition in this Agreement or in any document, statement, list or schedule referred to herein.
                 9.8 Closing Certificate. At the Closing, the Chairman of the Board and President of Trustmark shall execute and deliver a closing certificate to the effect that all representations and warranties by or concerning Trustmark and Trustmark Bank are true and correct in all material respects as of the Closing Date and that all other conditions precedent to Sellers' obligation to Close have been performed and complied with in all material respects.
                 9.9      Fairness Opinion.   Sellers shall have received, at
Sellers' cost, an opinion from a qualified investment banker that the transaction covered by this Agreement is fair to the stockholders of Company.

         10.     CLOSING.

                 On the Closing Date, subject to the terms and conditions set forth in this Agreement, Company shall merge with and into Trustmark pursuant to the Plan and Agreement of Merger attached as Exhibit "A", FNB will consolidate with and into Trustmark Bank pursuant to the Plan and Agreement of Consolidation attached as Exhibit "B". The Holding Company Merger will be effective (the "Effective Time of the Holding Company Merger") upon the filing of articles of merger with the Secretary of State of the State of Mississippi. The Bank Consolidation will be effective (the "Effective Time of the Bank Consolidation") at the time established by the United States Comptroller of the Currency.
                 At the Effective Time of the Mergers, the separate corporate existence of Company and FNB, respectively, shall cease. Trustmark shall be the surviving corporation of the Holding Company Merger and Trustmark Bank shall be the surviving association of the Bank Consolidation.
                 Closing will take place at the main office of FNB on a date selected by Buyers within 30 days after all conditions to Closing have been
satisfied or waived (the "Closing Date").   At  the Closing, the certificates,
letters and opinions required by Articles 8 and 9 hereof shall be delivered and the appropriate officers of Company, FNB, Trustmark and Trustmark Bank shall execute, deliver, acknowledge and file such documents, instruments and certificates required by this Agreement or otherwise necessary to accomplish the Holding Company Merger and the Bank Consolidation.
                 10.1 Conversion of Shares. As of the Effective Time of the Holding Company Merger, by virtue of the merger and without any further action on the part of the holders of any Company shares, each share of Company common stock issued and outstanding immediately prior to the Effective Time of the Holding Company Merger (other than such shares as to which dissenter's rights of appraisal have been perfected and not withdrawn) shall be converted into (i) cash in the amount of $0.79363 per share and (ii) 2.59736 Trustmark shares.
                          As of the Effective Time of the Bank Consolidation,
by virtue of the consolidation and without any further action on the part of the holder of the FNB shares, each share of FNB common stock issued and outstanding immediately prior to the Effective Time of the Bank Consolidation shall be converted into a number of Trustmark Bank shares to be determined by Trustmark Bank and delivered to Trustmark.
                          As soon as practical after the Effective Time of the
Holding Company Merger, notice will be given to all shareholders of Company as of the Effective Date of the Holding Company Merger, of the procedure for surrendering and exchanging their share certificates representing Company common shares for share certificates representing Trustmark shares and cash. The notice will include instructions with respect to the surrender of certificates representing the Company common shares and the distribution of Trustmark shares and cash in exchange therefor and a letter of transmittal for use in surrendering Company common share certificates.
                 10.2 Lost or Destroyed Certificates. Any person whose certificates representing Company common shares shall have been lost or destroyed may nevertheless obtain the Trustmark shares to which such Company common shareholder is entitled as a result of the Holding Company Merger, provided such Company common shareholder provides Trustmark with a statement certifying such loss or destruction and an indemnity satisfactory to Trustmark sufficient to indemnify Trustmark against any loss or expense that may occur as a result of such lost or destroyed certificates being thereafter presented to Trustmark for exchange.

                 10.3 Rights Prior to Exchange. Until a former Company common shareholder has surrendered the certificates representing his Company common shares or provided indemnity as permitted in Section 10.2, such former Company common shareholder shall not be entitled to receive cash or certificates representing the Trustmark shares to which such shareholder is entitled by virtue of the Holding Company Merger and no dividend or other distribution with respect of Trustmark shares will be paid to such persons; provided, however, that when such certificates shall have been surrendered or indemnity provided, there shall be paid to such persons, without interest, all dividends and other distributions payable in respect of a record date after the Effective Time of the Holding Company Merger on the Trustmark shares for which such Company common shares shall have been exchanged.
                 10.4 Fractional Shares. No fractional Trustmark shares will be issued upon the surrender for exchange of certificates representing Company common shares. In lieu of any such fractional share, each holder of Company common shares who would otherwise be entitled to a fractional share of Trustmark common stock will be paid in cash upon surrender of all the stock certificates representing Company common shares held by such holder in the amount equal to the product of such fraction multiplied by $15.50.
                 10.5 Adjustment of Merger Consideration. If, between the date of this Agreement and the Effective Time of the Holding Company Merger, Trustmark's shares shall be changed into a different number of shares or shares of a different class by reason of any reclassification, recapitalization, split up or stock dividend with a record date within said period, the number of Trustmark shares to be issued and delivered upon the Holding Company Merger as provided in this Agreement will be appropriately and proportionately adjusted so that the number of such shares that will be issued and delivered upon the Holding Company Merger will equal the number of Trustmark shares that holders of Company common shares would have received had the record date of such reclassification, recapitalization, split up or stock dividend been immediately following the Effective Time of the Holding Company Merger.
                 10.6     Further Assurance.   If, at any time after the
Effective Times of the Mergers, Trustmark or Trustmark Bank shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things that are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the surviving corporation its right, title or interest in, to or under any of the rights, properties or assets of Company or FNB acquired or to be acquired as a result of the Holding Company Merger or the Bank Consolidation or to otherwise carry out this Agreement, the officers and directors of Trustmark and Trustmark Bank shall, and will be authorized to, execute and deliver, in the name and on behalf of Company and FNB all such deeds, bills of sale, assignments and assurances and take and do, in the name of and on behalf of Company and FNB, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in Trustmark and Trustmark Bank or to otherwise carry out this Agreement.
                 10.7    Market Price Fluctuations.   If the average closing
market price (computed on the basis of the last trade of the day) of Trustmark shares as reported in the National Association of Securities' Dealers Automated Quotation System for National Market Issues for the ten consecutive trading days preceding the 30th day prior to the Closing Date (the "Average Trustmark Price") is less than $13.50 per share, the following provisions shall apply:

                 (1) Buyers and Sellers shall promptly meet to consider the implications of the Average Trustmark Price on the proposed transaction;
                 (2) The Boards of Directors of Trustmark and Company shall be fully authorized, under the circumstances and in the best interests of each organization, to renegotiate the applicable conversion ratios for the amount of cash and the number of shares of Trustmark stock into which Company common shares shall be converted;
                 (3) If the decline in the Average Trustmark Price is determined in the sole discretion of the Board of Company to be attributable to a general market decline affecting the value of publicly traded financial institutions, the Board of Directors of Company shall have the authority to proceed to closing and consummate the Holding Company Merger for the price and on the terms and conditions set forth in this Agreement;
                 (4) If the decline in the Average Trustmark Price is determined in the sole discretion of the Board of Company to be attributable to a substantial adverse development affecting the financial condition of Trustmark only and not the market value of publicly traded financial institutions generally, Sellers may terminate the Agreement upon written notice to Buyers; and
                 (5) In the event that Sellers exercise their right of termination under and in accordance with the above provisions of this Section 10.7, Sellers shall reimburse and pay to Buyers all of Buyers' reasonable expenses, including but not limited to attorney's fees which Buyers shall have incurred under this Agreement and in pursuance of the transactions covered by this Agreement.
                 (6) If the Average Trustmark Price is less than $12.875 per share, and Sellers elect to terminate this Agreement in accordance with the provisions of this Section 10.7, subsection

10.7 (5) above shall not apply and each party shall bear their own expenses.

         11.     TERMINATION.
                 This Agreement may be terminated and the Mergers may be abandoned without liability on the part of Sellers or Buyers, as follows:
                          (a)     By the mutual consents of the boards of
directors of Company and Trustmark;
                          (b)     By Trustmark if a state or federal
governmental agency or authority shall at any time fail to approve the transactions contemplated by this Agreement or shall have instituted and not dismissed court proceedings to restrain or prohibit such transactions and such court proceedings have not been resolved prior to one year after the date of this Agreement.
                          (c)     By any party if the Closing Date shall not
have occurred on or prior to the day that is one year after the date of this Agreement without the fault of such party;
                          (d)     By Trustmark or Trustmark Bank at any time
during the due diligence examination period as provided in Section 5.10 if such examination, in Buyers opinion, reveals previously unknown, adverse information concerning Company or FNB; or
                          (e)     By  Buyers,  if  at  the  time  of  such
termination there shall be a material adverse change in the financial condition or tangible properties of Sellers arising subsequent to the completion of due diligence as referred to in Section 5.10.
                          (f)     By  Sellers, if at the time of such
termination there shall be a material adverse change in the financial condition or tangible properties of Buyers arising subsequent to December 31, 1993.

                          (g)     By Sellers in accordance with and subject to
the provisions of Section 10.7 hereof.
                          (h)     By either Buyers or Sellers, if the
stockholders of the Company fail to approve the Holding Company Merger at the meeting of stockholders called for such purpose (including any adjournment or postponement thereof);
                          (i)     By Buyers if there has been a material breach
by either of the Sellers (A) of any of its representations and warranties set forth herein, or (B) of any of its obligations herein which has not been promptly cured after notice thereof from Buyers;
                          (j)     By Sellers if there has been a material
breach by either of the Buyers (A) of any of its representations and warranties set forth herein or (B) of any of its obligations hereunder which has not been promptly cured after notice thereof by Sellers.

         12.     MISCELLANEOUS.
                 12.1 Applicable Law. This Agreement shall be construed in accordance with the laws of the State of Mississippi, except to the extent that federal law is applicable.
                 12.2 Notices and Communications. Any and all notices or other communications required or permitted under this Agreement shall be in writing and shall be deemed given when delivered in person or five days after being mailed by United States Certified or Registered Mail, Return Receipt Requested, postage prepaid and addressed:
         TO COMPANY:                       Earl W. Lundy
                                           First National Financial Corp
                                           Post Office BOX 39
                                           Vicksburg, MS 39181

         WITH A COPY TO:                   John C. Wheeless, Jr.
                                           Wheeless, Beanland, Shappley and
                                             Bailess
                                           Post Office Box 991

                                           Vicksburg, MS 39181

         TO TRUSTMARK:                     Frank R. Day
                                           Trustmark Corporation
                                           Post Office Box 291
                                           Jackson, MS 39205

         WITH A COPY TO:                   Leigh B. Allen, III
                                           BRUNINI, GRANTHAM, GROWER & HEWES
                                           Post Office Drawer 119
                                           Jackson, MS 39205

                 Any party may change the address to which notice or other communication to him or it is sent by delivery of written notice of the change to the other parties to this Agreement.
                 12.3 Headings and Exhibits. Any section headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provisions hereof. All documents, statements, lists and schedules referred to herein shall be initialed for identification or may be physically annexed hereto, but in either event such documents, statements, lists and schedules shall be deemed a part hereof.
                 12.4 Benefit. This Agreement shall be binding upon and shall inure to the exclusive benefit of the parties hereto, their heirs, successors or assigns. This Agreement is not intended to nor shall it create any rights in any other party.
                 12.5     Partial Invalidity.   The invalidity or
unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.
                 12.6 Waiver. Neither the failure nor any delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, or of any other right, power or remedy nor shall any single or partial exercise of any right, power or remedy preclude any further or other exercise thereof or the exercise of any other right, power or remedy
                 12.7     Counterparts.   This Agreement may be executed
simultaneously in two or more counterparts each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.
                 12.8 Interpretation. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or entity or the context may require. Further, it is acknowledged by the parties that this Agreement has been drafted and negotiated by both parties hereto and, therefore, no presumptions shall arise favoring either party by virtue of the authorship of any of its provisions.
                 12.9     Entire Agreement.    This  Agreement  and  the
documents, statements, lists and schedules referred to herein constitute the entire Agreement between the parties hereto, and it is understood and agreed that all undertakings, negotiations and agreements heretofore had between the parties are merged herein and therein. This Agreement may not be modified orally, but only by an agreement in writing signed by either Trustmark or Trustmark Bank, on the one hand, and Company or FNB, on the other.
                 12.10   Time of the Essence.   With respect to any act called
for by any party to this Agreement, including regulatory authority approvals and registration of the Trustmark shares with appropriate state and federal agencies, time is of the essence.
                 12.11   Definition of Material.   With reference to the
representations, warranties, covenants and conditions contained in this Agreement, such representations, warranties, covenants and conditions shall be
strictly satisfied and complied with.   Accordingly, when used herein,
"material" and "materially" shall be understood to mean a breach of any representation, warranty, covenant or condition contained in this Agreement which, separately or in the aggregate with any other such breach or failure, does or could result in a reduction of the consolidated book value of Company or Trustmark to an amount which is less than ninety-five percent (95%) of the December 31, 1993 consolidated book value of Company or Trustmark, provided, any reduction in the book value of Company or Trustmark which may result by virtue of the adoption of SFAS No. 115 "Accounting for Certain Investments in Debt and Equity

Securities" shall not constitute a material adverse change in the condition, financial or otherwise, of Company or Trustmark.
                 12.12   Nonsurvival of Representations and Warranties.   All
representations and warranties set forth in Sections 3 and 4 of this Agreement shall be deemed conditions to the Merger and shall not survive the Merger.
                 WITNESS the signatures of the undersigned parties as of the date first above written.
                                           TRUSTMARK CORPORATION


                                        By: ____________________________________
                                             Frank R. Day, Chairman of the Board
                                             and Chief Executive Officer

(SEAL)

                                           TRUSTMARK NATIONAL BANK


                                        By: ____________________________________
                                             Frank R. Day, Chairman of the Board
                                             and Chief Executive Officer
(SEAL)



                                           FIRST NATIONAL FINANCIAL CORPORATION


                                        By: ____________________________________
                                             Earl W. Lundy, Chairman of the
                                             Board and Chief Executive Officer
(SEAL)

                                           FIRST NATIONAL BANK OF VICKSBURG


                                        By: ____________________________________
                                             Earl W. Lundy, Chairman of the
                                             Board and Chief Executive Officer
(SEAL)

                                 EXHIBIT INDEX


Exhibit A:       Plan  and  Agreement  of  Merger  -  The  Holding Company Merger.


Exhibit B:       Plan and Agreement of Consolidation - The Bank Consolidation.


Exhibit C:       Schedule of Contracts.


Exhibit D-1
   and
Exhibit D-2:     Schedule of Pending Litigation.


Exhibit E:       Schedule of Insurance Policies.


Exhibit F:       Schedule  of  Reports  filed  with  Regulatory Authorities.